Exhibit 99

Douglas Leonard c/o Crown Ribbon LLC, Series 721 Ranch 2701 N Thanksgiving Way, Suite 100 Lehi, UT 84043 May 10, 2023 Chad Beus c/o CTH Quarter Horses LLC 18901 Winners Circle Lane Thackerville, Oklahoma 73459 To: CTH Quarter Horses LLC RE: Letter of Intent to Purchase Horses This letter of intent ("LOI") expresses the mutual interest of both parties in regards to Crown Ribbon LLC, Series 721 Ranch ("Buyer", or “721 Ranch”) purchasing certain assets from CTH Quarter Horses LLC ("Seller", or “CTH”). This document outlines the preliminary terms and considerations upon which the Buyer proposes to purchase the horses listed identified in this LOI. 1. Purchase Items: The assets to be purchased under this agreement are detailed in Exhibit A ("Equine Appraisal"), which is attached hereto and made part of this LOI. It is agreed that at the time of signing the final purchase agreement, Exhibit A will be updated to reflect the current and complete list of Horses. a. Both parties acknowledge that specific horses and fair market value (“FMV”) of the horses may differ from what is currently listed in Exhibit A. 2. Purchase Price and Payment Terms: The purchase price for the Horses will be determined based on the FMV at the time of sale and upon mutual agreement of the parties. A preliminary FMV of $11,003,500.00 has been determined based on the 3 rd party appraisal acquired on May 10, 2023. Final payment terms will be outlined in the definitive purchase agreement. a. An updated listing of horses and their current appraised value will be provided to Seller and included in the final purchase agreement. 3. Consideration: Both cash and 721 Ranch stock may be used as consideration for the purchase of assets. Both Buyer and Seller must agree to the combination of stock and cash prior to the signing of the purchase agreement. 4. Due Diligence and Inspection: Buyer intends to conduct a thorough due diligence review and inspection of the Horses. The seller agrees to provide all necessary assistance and access to relevant information and premises for this purpose. 5. Confidentiality: Both parties agree to keep all negotiations confidential and not to disclose any details to third parties without prior written consent, except as required by law. 6. Binding Effect: This LOI does not constitute a binding contract to purchase the Horses mentioned herein. It is merely an expression of the intent to proceed with negotiations in Docusign Envelope ID: 4C70D027 - 35A8 - 465C - 990A - A4BE4D88AD1A

good faith. A binding agreement shall only arise upon execution of the definitive purchase agreement, to be negotiated and executed by both parties. 7. Governing Law: This LOI and the purchase of the Horses shall be governed by the laws of the state in which the Buyer is located. We look forward to working closely with you to complete this transaction. Please indicate your agreement with the terms of this LOI by signing and returning a copy of this document. Sincerely, Doug Leonard, CEO c/o Crown Ribbon, Inc Manager Crown Ribbon LLC, Series 721 Ranch May 10, 2023 Agreed and Accepted: Chad Beus c/o CTH Quarter Horses LLC Managing Member May 10, 2023 Attachments: Exhibit A: Equine Appraisal Docusign Envelope ID: 4C70D027 - 35A8 - 465C - 990A - A4BE4D88AD1A

721 Ranch Equine Appraisal Prepared By Hunter Cure Cure Appraisal

SUMMARY APPRAISAL OF LIVESTOCK IN POSSESSION OF: Chad Beus LOCATED NEAR: Spanish Fork, UT PREPARED FOR: Chad Beus 6538 So River Dr Spanish Fork, UT 84660 EFFECTIVE DATE: May 10, 23 PREPARED BY: HUNTER CURE CURE APPRAISAL 21215 FM 2846 HOLLIDAY, TX 76366 1

CURE APPRAISAL 21215 FM 2846 • Holliday, TX 76366 May 10, 2023 Chad Beus 6538 So River Dr Spanish Fork, UT 84660 Dear Chad, In accordance with your request on March 18, 2023, I have made an appraisal of the livestock of 721 Ranch located near Spanish Fork, UT. The intended use of the appraisal is to establish a fair sales price for the subject property. The intended user(s) of the appraisal is/are Chad Beus and/or assigns. This appraisal for fair market value is based upon a research examination of the subject property, together with an investigation and analysis of all pertinent data. The Replacement Cost, Sales Comparison, and Income approaches for establishing value were all considered . The Sales Comparison Approach was deemed most applicable and was used in determining the value of the subject property in this appraisal . Stallions are evaluated with the income approach with their expected lifespan remaining and desirability a factor . I would like to note that, since markets are constantly changing, the value(s) of this livestock may vary considerably within the weeks and months to come. Subject to the assumptions and limiting conditions attached to this appraisal, the fair market value for the subject livestock, as of 5/10/2023, is estimated to be: Eleven Million Three Thousand Five Hundred Dollars and No Cents $11,003,500.00 Thank you kindly for this opportunity to be of service. Sincerely, Hunter Cure Appraiser 940 - 733 - 2115 2

# TABLE OF CONTENTS

| | Page |
|---|---|
| Title Page | 1 |
| Letter of Transmittal | 2 |
| Table of Contents | 3 |
| The Appraisal Process | 4 |
| Sales Comparison Approach | 4 |
| Location of Livestock | 4 |
| General Information | 5 |
| Intended Use of the Appraisal | |
| Intended User(s) of the Appraisal | |
| Purpose of the Appraisal | |
| Assumptions and Limiting Conditions | 6 |
| Description and Appraised Value(s) of the Subject Livestock | 7 |
| Stallion Slots | 8 |
| Stallions | 8 |
| Mares | 9 |
| 2022 Yearlings | 12 |
| 2022 Race Yearlings | 12 |
| 2023 Foals | 13 |
| 2024 In-Utero Foals | 15 |
| Appraiser Certification | 17 |
| Qualifications of the Appraiser | 18 |
| Previous Sale Results and Notes | 19 |

3

4 THE APPRAISAL PROCESS In making this Livestock appraisal, a sales comparison approach was deemed the most appropriate method to use for determining the fair market value for much of the subject property. The income approach was used on the stallions considering they are for hire to the general public and demand drives their rates. No on - site inspection was made. Chad Beus was responsible for providing the basic information needed to conduct my own research and evaluate accordingly. SALES COMPARISON APPROACH The Sales Comparison Approach estimates value by comparing the subject property with similar properties sold in a relevant market, and considers adjustments made for all differences that affect value, such as differences in characteristics or features of value, in market layer, and in time. LOCATION OF LIVESTOCK The subject property was not entirely located near Spanish Fork, UT as of May 10, 2023, the date the livestock were appraised but not inspected.

5 GENERAL INFORMATION INTENDED USE OF THE APPRAISAL This appraisal is to be used to establish a fair sales price for the subject property. INTENDED USERS OF THE APPRAISAL The intended user(s) of this appraisal is/are 721 Ranch, Chad Beus and any persons who may be so authorized by 721 Ranch or Chad Beus to use it for its intended purpose. PURPOSE OF THE APPRAISAL The purpose of this appraisal is to establish the fair market value of the subject Livestock/Equines.

6 ASSUMPTIONS AND LIMITING CONDITIONS 1. Neither all nor any part of this report is to be reproduced for distribution or publication without the written consent of the writer. 2. The livestock appraised herein is/are assumed to be the property of 721 Ranch. However, this appraisal makes no guarantee of actual ownership of said livestock as various parties may be involved. 3. No responsibility is assumed for the outcome of any legal action in which this appraisal may be used as evidence, or for testifying in court without adequate notice for preparation. If future consultation, testimony, and/or deposition concerning this appraisal is required of the appraiser; it shall be done so with adequate time for preparation and at an additional fee for time and expenses. 4. The appraiser shall not assume liability as to the health or soundness of the subject animal(s) other than what is noted in the general description of the animal(s). The subject animal(s) is/are assumed to be in good health on the date of the appraisal.

7 APPRAISED VALUE OF LIVESTOCK BY CLASSIFICATION Quantity Type Appraised Value $1,320,000.00 Stallion Slots 8 $4,655,000.00 Stallions 6 $3,448,500.00 Mares 48 $142,000.00 2022 Yearlings 12 $395,000.00 2022 Race Yearlings 5 $659,000.00 2023 foals 27 $384,000.00 2024 In - Utero foals 34 132 head and 8 slots evaluated for a TOTAL DOLLAR VALUE $11,003,500.00

## Stallion Slots

| | | | |
|---|---|---|---|
| 4 Pink & Ruby buckle slots | $ | 1,200,000 | Seems private treaty is driving the market prices higher, which is mostly hearsay. Public auction might be lower. |
| 4 Riata Buckle Slots | $ | 120,000 | One just sold, private treaty @30k probably at good value. 50k tops @ full retail, which won't be done much for a few more years |

**Sub-total of Appraised Values** **$1,320,000.00**

## Stallions

| Horse Name | Reg # | Appraised Value | Sire | Dam | Notes |
|---|---|---|---|---|---|
| Traffic Guy | 4613413 | $ 350,000 | Frenchmans Guy | Evening Traffic | Age is my biggest factor, although I'd like for there to be more offspring earnings as well for one of this age. 800 doses in the tank already |
| MP My Goodbye Stings | 6011790 | $ 3,000,000 | TGBL | Stingray | Strong book potential. Double bred winner. I lean towards he's the gem of this whole deal. The upside to this stallion far exceeds the others |
| French Empire | 5932073 | $ 175,000 | Frenchmans Guy | Dash Ta Fame mare | Terry Moody originally purchased for 24k, hard pressed to think there was 476k in markup between sales. Hoping he wins this year and sets his own legacy |
| Roarrr | 5549763 | $ 1,000,000 | Tres Seis | Dash ta vanilla | Far from good looking but I can't argue with age and with 100 booking contracts, real upside potential, offspring earnings at $2,179 total amongst 3 hd which will have to improve to keep bookings |
| CT Hear Me Roarrr | 6014255 | $ 100,000 | Roarrr | Separate Fire | Fairly priced as a futurity prospect, although he'll need to win to gain name recognition |
| CT Traffic On Fire | 6145933 | $ 30,000 | Traffic Guy | Lady Perry | TB mare with $5,420 in earnings but is a producer, giving most of the value to her |

**Sub-total of Appraised Values** **$4,655,000.00**

8

## Mares

| Horse Name | Reg # | Appraised Value | Sire | Dam | Notes |
|---|---|---|---|---|---|
| Jess Walking Thru | 5481548 | $ 750,000 | Walk Thru Fire | Jess Sass Me | Hard to argue with her, 447k in earnings, multiple flushes |
| Believe Me Irene | 5673830 | $ 250,000 | Valient hero | Financial Leverage | 280,992 in earnings, 7 foals registered so far out of high end studs, All I have found are 2 of 4 2022 colts sold, 75k and 95k, multiple flushes |
| Ynot The Favorite | 5942455 | $ 75,000 | Favorite Cartel | Ynot Bar | 30,800 in earnings,dam won 136,408 |
| FG Jess Paintin Thru | 5892921 | $ 75,000 | PYC Paint Your Wagon | Jess Walking Thru | 80 speed index, 4/1,0,1 for $4,380 - good at 75k due to maternal side is producing |
| Magic Eagle Lady | 5972943 | $ 30,000 | One Famous Eagle | Thewayyouwant metoo | 2 starts, $314 - great pedigree but si of 58 |
| Great Stategy | 5988874 | $ 75,000 | Favorite Cartel | Ynot Bar | 4/1,1,0 $15,198 |
| Katie Kartel | 5989130 | $ 75,000 | Favorite Cartel | Katie Katella | 4/0,0,0 -$330 |
| FG Jess Jess | at track | $ 300,000 | Jess Good Candy | Jess Walking Thru | 1 start, 16k in earnings, got a lot of winning to do for 400k - betting on the come but has huge potential |
| So So Beautiful | at track | $ 150,000 | Favorite Cartel | Remember Me Rose | full brother to Cyber Monday, but race record doesn't support extreme value yet @ 4/0,1,1 $2,165 highest si of 72 |
| Flash N Fling | 5919648 | $ 22,500 | A Streak of Fling | Vanillas Sudden Fame | Original purchase price of 17k at Breeder's Dynasty sale, haven't found her in any results |

| Horse Name | Reg # | Appraised Value | Sire | Dam | Notes |
|---|---|---|---|---|---|
| Love to Reason BR | 5572679 | $ 100,000 | Good Reason | Strength in Numbers | 2013 model, $100,771 on 28/7,5,3 , but has she produced a runner yet to justify over 100k+? |
| Dash Ta Royal Sissy | 5982341 | $ 450,000 | Dash Ta Fame | Royal Sissy Irish | RSI won $759, Sister's mother, not PB or RB eligible, but is Royal Crown/ BC, export eligible |
| Paint Me Tres | 5874984 | $ 200,000 | Tres Seis | Paint me Anywhere | Impressive record 10/4,1,2 @ $170,511; dam won 9600, |
| MJ Lanes Leader | 6148684 | $ 25,000 | TGBL | Red Line Fever by special leader | Broodmare value reflected, $0 earnings |
| BS Special | 5704541 | $ 75,000 | Freighttrain B | Im Quick Say Bye Bye | 12/6,2,1 @ $132,313 - Recip |

| | | | | | |
|---|---|---|---|---|---|
| Perfecta Ta Fame JQM | 5866708 | $ 50,000 | Dash Ta Fame | Corona Perfection | dam won 20k, where's the extra value coming from? Is she barrel trained? I haven't found the earnings to prove |
| Dash ta Linda | 5909015 | $ 50,000 | Dash Ta Fame | Tres of Linda | dam went 18/6,3,4 @167,640 |
| Miss Racy Reagan | 5934474 | $ 40,000 | Tres Seis | Miss racy eyes x Mr. Eye opener | 5/0,0,0 @ $1,925, dam won 133k |
| Cachaca | 5550917 | $ 15,000 | Firewater Flit | Marys Mi Fame, by DTF | 2013 model, LTE $117, dam won 9k, |
| Wagon Dream | 5970117 | $ 20,000 | PYC Paint Your Wagon | Jess Jets, by Mr. Jess Perry | LTE $392 on 3 starts, dam won 12k, where's the value? |
| Tres Me A Paisley | 6034712 | $ 40,000 | Tres Seis | Dash Ta Paisley, by DTF | LTE $00 |
| Ladys Like Corona | 5975760 | $ 30,000 | Corona Cartel | My Famous Lady | 3/1,0,0 @ $3,090; dam has no earnings, too young for offspring to perform… |
| A Girlz First Rose | 6011400 | $ 20,000 | Frenchmans Guy | A tiny bit more by Strawfly Special | LTE $00, dam won $6,182 |
| Mistafy | 5964971 | $ 50,000 | Dash Ta Fame | French Bar Belle by Frenchmans guy | |
| Seis Martinis | 6025391 | $ 150,000 | Tres Seis | Martini- Morning Traffic by Frenchmans Guy | NFR dam, producer |
| CT Extreme Speed | 6013880 | $ 22,500 | Roarrr | Runaway Preslee | dam won 9k on 8 starts |
| CT Roarrring Waves | 6032560 | $ 20,000 | Roarrr | Oceans Lullaby | dam won 600 on 2 starts |
| CT Roarrring Buhbye | 6051204 | $ 15,000 | Roarrr | Buhbye by TGBL | |
| CT Roarrring Lullaby | 6032561 | $ 20,000 | Roarrr | Oceans Lullaby | |
| CT Special Cartel | 6199581 | $ 15,000 | Carters Cartel | BS Special | |
| CT Traffic Jam | 6147551 | $ 12,000 | Traffic Guy | Perfecta Ta Fame-00 | |
| CT Traffic Surprise | 6146518 | $ 17,500 | Traffic Guy | VF Red Surprise-128k | Dam went 15/4,3,1 for $128,518 |
| CT Perfecta | 6156916 | $ 12,000 | Traffic Guy | Perfecta Ta Fame-00 | |
| CT Loving Traffic filly | 6190528 | $ 15,000 | Traffic Guy | Love Ta Reason-100k | |
| CT Traffic Ta Fame | 6149268 | $ 12,000 | Traffic Guy | Perfecta Ta Fame-00 | |
| CT Sassy Traffic | 6156750 | $ 7,500 | Roarrr | BC Sassy Dash-00 | Dam LTE $00 |
| Prada Filly | pending | $ 7,500 | Traffic Guy | Prada Prada Prada-3k | Dam went 3/0,1,0 for $3,730 |

| | | | | | |
|---|---|---|---|---|---|
| CT Lost In Traffic | 6145193 | $ 10,000 | Traffic Guy | Sarah Sota- 24k | Dam went 15/4,5,2 for $24,375 |
| CT A Fancy Guy | 6136619 | $ 7,500 | Traffic Guy | CR Fancy Chic-3k | Dam went 2/0,1,0 for $3,068 |
| CT Gidget | 6214213 | $ 15,000 | Traffic Guy | Goodbye Gidget | TGBL Dam has Barrel earnings |
| Twice the Traffic | 6149270 | $ 17,500 | Traffic Guy | Budder Think Twice-134k | FDD Dam went 6/3,1,1 for $134,745 |
| CT Roarrrin Sis | 6154846 | $ 15,000 | Roarrr | KVN Little Sister-22k | Dam went 7/3,0,1 for $22,689 |
| CT Delight | 6145936 | $ 12,500 | Traffic Guy | Our Genuine Delight-15k | Dam went 4/2,0,1 for $15,885 |
| CT Roarrring Ta Fame | 6206535 | $ 10,000 | Roarrr | Sealy | Dam not found under any viariation of spelling |
| CT Dashin Traffic | 6145934 | $ 15,000 | Traffic Guy | Dash Ta Linda-00 | |
| Ladys Roarrr | 6154845 | $ 15,000 | Roarrr | Lady Perry-5k | dam won 5420 on 6 starts |
| CT Fina | 6145935 | $ 20,000 | Traffic Guy | Aquafina-188k | dam won 188k on 25 starts |
| Roarrren | 6190529 | $ 17,500 | Roarrr | Love Ta Reason-100k | |

**Sub-total of Appraised Values** **$3,448,500.00**

11

## 2022 Yearlings

| Horse Name | Reg # | Appraised Value | Sire | Dam |
|---|---|---|---|---|
| Sara Sota x FE | pending | $ 5,000 | French Empire | Sara Sota-24k |
| CT Empire, roan colt | 6200051 | $ 4,500 | French Empire | Flash N Fling-00 |
| CT Flashy Empire | 6205451 | $ 4,500 | French Empire | Tres Me A Paisley-00 |
| CT Love Corona | 6196519 | $ 30,000 | KVN Corona | Love Ta Reason SA-100k |
| CT Shes An Empire | 6190686 | $ 15,000 | French Empire | Love Ta Reason SA-100k |
| CT Empress | 6212086 | $ 15,000 | French Empire | BS Special-132k |
| CT A Dash Of Linda | 6206860 | $ 7,500 | Traffic Guy | Dash Ta Linda-00 |
| Dash ta Linda x FE | pending | $ 4,500 | French Empire | Dash Ta Linda-00 |
| CT Paisleys Empire | 6200581 | $ 4,500 | French Empire | Tres Me A Paisley-00 |
| CT Misty Goodbye | 6206493 | $ 35,000 | The Goodbye Lane | Mistafy-00 |
| CT Jeter | 6202794 | $ 7,500 | Traffic Guy | Carmelita Jeter by DTF -00 |
| CT French Goodbye | 6202793 | $ 9,000 | French Empire | TGBL mare jarvis |

**Sub-total of Appraised Values** **$142,000.00**

## 2022 Race Yearlings

| Horse Name | Reg # | Appraised Value | Sire | Dam |
|---|---|---|---|---|
| Believe Me Famous | 6202699 | $ 60,000 | One Famous Eagle | Believe Me Irene |
| Jess Thru A Cartel | 6203139 | $ 100,000 | Corona Cartel | Jess Walking Thru |
| Believe Me Perry | 6202698 | $ 75,000 | Mr Jess Perry | Believe Me Irene |
| CT Walking Thru | 6188931 | $ 100,000 | Favorite Cartel | Jess Walking Thru |
| CT Believe Me Tres | 6202829 | $ 60,000 | Tres Sies | Believe Me Irene |

**Sub-total of Appraised Values** **$395,000.00**

12

# 2023 Foals

| Horse Name | Reg # | Appraised Value | Sire | Dam |
|---|---|---|---|---|
| Paint Me Tres X Gus | pending | $ 30,000 | MP My Goodbye Stings | Paint Me Tres |
| Mistafy X Roarrr | pending | $ 15,000 | Roarrr | Mistafy |
| A Girls First Rose X Gus | pending | $ 15,000 | MP My Goodbye Stings | A Girls First Rose |
| Love Ta Reason X Roarrr | pending | $ 15,000 | Roarrr | Love Ta Reason |
| Jess Painting Thru X Gus | pending | $ 35,000 | MP My Goodbye Stings | Jess Painting Thru |
| Wagon Dream X FE | pending | $ 5,500 | French Empire | Wagon Dream |
| Jess Painting Thru X Frenchy | pending | $ 25,000 | French Empire | Jess Painting Thru |
| Wagon Dream X Gus | pending | $ 15,000 | MP My Goodbye Stings | Wagon Dream |
| Martini X Gus | pending | $ 20,000 | MP My Goodbye Stings | Seis Martinis |
| Martini X Gus | pending | $ 20,000 | MP My Goodbye Stings | Seis Martinis |
| Believe Me Irene X Frenchy | pending | $ 25,000 | French Empire | Believe Me Irene |
| Ladys Like Corona X Gus | pending | $ 15,000 | MP My Goodbye Stings | Ladys Like Corona |
| Jess Walkin Thru X Gus | pending | $ 40,000 | MP My Goodbye Stings | Jess Walkin Thru |
| Berri X Gus | pending | $ 15,000 | MP My Goodbye Stings | Berri |
| Jess Painting Thru X Frenchy | pending | $ 30,000 | French Empire | Jess Painting Thru |
| Paisley X Gus | pending | $ 15,000 | MP My Goodbye Stings | Tres Me A Paisley |
| Paint Me Tres X Traffic | pending | $ 8,500 | Traffic Guy | Paint Me Tres |
| Flash N Fling X Roarrr | pending | $ 12,500 | Roarrr | Flash N Fling |
| Jess Walkin Thru X KVN | pending | $ 65,000 | KVN Corona | Jess Walkin Thru |
| Perfecta Ta Fame X Roarrr | pending | $ 17,500 | Roarrr | Perfecta Ta Fame |
| Believe Me Irene X KVN | pending | $ 60,000 | KVN Corona | Believe Me Irene |
| Wagon Dream X Traffic | pending | $ 7,500 | Traffic Guy | Wagon Dream |
| Miss Racey Reagan X Gus | pending | $ 12,500 | MP My Goodbye Stings | Miss Racey Reagan |

Perfecta Ta Fame MP My Goodbye Stings $ 15,000 pending Perfecta Ta Fame X Gus Paint Me Tres MP My Goodbye Stings $ 25,000 pending Paint Me Tres X Gus Believe Me Irene French Empire $ 25,000 pending Believe Me Irene X Frenchy Believe Me Irene Tres Seis $ 75,000 pending Believe Me Irene X Tres Sies Sub - total of Appraised Values $689,000.00 14

# 2024 In-Utero Foals

| Appraised Value | Sire | Dam |
|---|---|---|
| $ 17,000 | Valiant Hero | Jess Walkin Thru |
| $ 17,000 | Valiant Hero | Jess Walkin Thru |
| $ 10,000 | Cyber Monday | Jess Walkin Thru |
| $ 9,000 | Dulce Sin Tacha | Jess Walkin Thru |
| $ 52,000 | Apollitical Jess | Jess Walkin Thru |
| $ 5,000 | French Empire | Believe Me Irene |
| $ 50,000 | Corona Cartel | Believe Me Irene |
| $ 9,000 | Dulce Sin Tacha | Believe Me Irene |
| $ 50,000 | Apollitical Jess | Believe Me Irene |
| $ 5,000 | French Empire | So So Beautiful |
| $ 50,000 | Apollitical Jess | So So Beautiful |
| $ 10,000 | Cyber Monday | Paint Me A Tres |
| $ 18,000 | Jess Good Candy | Paint Me A Tres |
| $ 5,000 | MP My Goodbye Stings | Paint Me A Tres |
| $ 3,750 | French Emire | BS Special |
| $ 3,750 | MP My Goodbye Stings | BS Special |
| $ 2,750 | French Empire | Dash Ta Royal Sissy |
| $ 5,000 | MP My Goodbye Stings | Dash Ta Royal Sissy |
| $ 2,750 | French Empire | Seis Martinis |
| $ 5,000 | MP My Goodbye Stings | Seis Martinis |
| $ 5,000 | MP My Goodbye Stings | Magic Eagle Lady |
| $ 5,000 | MP My Goodbye Stings | A Girlz First Rose |
| $ 5,000 | MP My Goodbye Stings | Ladys Like Corona |
| $ 5,000 | MP My Goodbye Stings | FG Just Paintin Thru |
| $ 2,750 | French Empire | Dash Ta Linda |
| $ 2,750 | French Empire | Flash N Fling |
| $ 3,750 | Traffic Guy | Great Strategy |
| $ 5,000 | MP My Goodbye Stings | Mistafy |
| $ 2,750 | MS Trucoseix | MJ Lanes Leader |

16 MJ Lovers Lane Roarrr $ 3,750 Perfecta Ta Fame French Empire $ 2,250 Wagon Dream MP My Goodbye Stings $ 5,000 Ynot the Favorite MS Trucoseix $ 2,250 Katie Cartel Traffic Guy $ 3,750 Sub - total of Appraised Values $384,000.00

APPRAISER'S CERTIFICATION I certify that, to the best of my knowledge and belief: * The statements of fact contained in this report are true and correct. * The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, impartial, unbiased, professional analyses, opinions, and conclusions. * I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest with respect to the parties involved. * I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment. * My compensation is not contingent upon the development, or reporting, of a predetermined value, or direction in value, that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal. * My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice. * I have not made a personal inspection of the property that is the subject of this report, unless noted otherwise. * Kelly Conrado provided professional assistance to the person signing this report. * This appraisal report is confidential and may not be copied or used for any purpose other than that, which is stated herein, or by any person or persons other than the client and those expressly authorized herein, without my prior, written consent. If this report is copied, reproduced, or used in any manner, it must be done so in its entirety including the Letter of Transmittal and any attachments. No change to any item in this appraisal report shall be made by anyone other than myself. 5/10/2023 Hunter Cure Cure Appraisal Date 17

QUALIFICATIONS OF THE APPRAISER HUNTER CURE Background and Experience While growing up I was exposed to a diverse farming and ranching operation in North Texas. I have also had several business ventures in the agriculture field including: Wheat Farming Stocker cattle Mexican Cattle Cow/calf operation Registered cattle Performance Horses Horse breeding Education Bachelors of Science in Agriculture Economics from Texas Tech University in Lubbock, TX. Courses Attended Completed and passed “Principals in Valuations” a 35 - hour course offered by the American Society of Agricultural Appraisers in Twin Falls, ID. Also took six credit hours of real estate appraisal courses while at Texas Tech University. Professional Memberships American Society of Agriculture Appraisers, International Society of Livestock Appraisers, American Society of Equine Appraisers, American Society of Farm Equipment Appraisers 18

19 Comparable Sales Comparable Sales Data is compiled in spreadsheet form within the links below from very recent sales. These are the most current numbers to base these younger horses’ values. Obviously, they aren’t same as a car that comes off the assembly line, but it helps shed some light on what demand level some of the stallions are being sought after. https:// www.heritageplace.com/wp - content/uploads/2022/04/HPWNMX2023 - 1 - 960.pdf https:// www.heritageplace.com/wp - content/uploads/2022/04/QHY - 1 - 698.pdf https://cdn.pinkbuckle.com/production/page_contents/1665531678_pink - buckle - sales - oct - 7 - 2022 - results - totals.pdf https:// www.raceruidoso.com/s/Results - Hip - 1 - thru - Hip - 443 - 2021 - Select - Quarter - Horse - Yearling - Sale.xls